EXHIBIT 32.1

                           SECTION 1350 CERTIFICATION

      Pursuant to 18 U.S.C. Section 1350, I, Robert Boeckman, Chief Operations Officer and Co-Chief Executive Officer of Breda Telephone Corp., certify that to my knowledge (i) Breda Telephone Corp.'s Quarterly Report on Form 10-QSB for the quarter ended September 30, 2004 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and (ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Breda Telephone Corp.

Date: November 12, 2004.

                                       /s/ Robert Boeckman
                                       -----------------------------------------
                                       Robert Boeckman, Chief Operations Officer
                                       and Co-Chief Executive Officer


                                       E-3